Exhibit 2.2

                       LIST OF OMITTED SCHEDULES/EXHIBITS
                            TO SUPPLEMENTAL AGREEMENT


     The list below identifies schedules and exhibits annexed to the Supplemental Agreement but omitted from this filing. In accordance with Item 601 of Regulation S-B, copies of any such schedule or exhibit will be furnished by the Registrant to the Securities and Exchange Commission upon request.


Exhibit/Schedule             Description
----------------             -----------

Exhibit A                    Form of Assignment and Assumption Agreement
Exhibit B                    Form of Registration Rights Agreement
Exhibit C                    Form of Put Agreement
Exhibit D-1                  Form of Option to be granted to Stockholder
Exhibit D-2                  Form of Option to be granted to Stockholder
                             Post-Merger
Exhibit D-3                  Form of Option to be granted to Recipients
                             other than the Stockholder
Exhibit E                    Form of Escrow Agreement
Exhibit F                    Form of Carl Amari Employment Agreement
Exhibit G                    Form of Security Agreement
Exhibit H                    Form of Lease of Real Property
Exhibit I                    Form of Legal Opinion
Exhibit J                    Form of Legal Opinion


Schedule A                   List of Radio Programs
Schedule 2.1                 List of Liabilities Assumed by the Stockholder
Schedule 2.2(a)              List of Recipients of Consideration of Sale
                             Proceeds
Schedule 3.3(a)(i)           Wire Instructions for payments to Stockholder
Schedule 3.3(b)              Wire Instructions for Escrow Account
Schedule 4.1                 Officers and Directors of Radio Spirits and
                             Jurisdictions in which Business is Conducted
Schedule 4.2                 List of Liens, Claims or Encumbrances on Radio
                             Spirits Stock Sold by the Stockholder
Schedule 4.3(b)              List of Radio Spirits option or benefit plans
                             and other outstanding securities
Schedule 4.4                 Equity Interest of Radio Spirits in Other Companies
Schedule 4.6                 Noncontravention, Approvals and Consents
                             Required
Schedule 4.7                 List of Assets and Properties of Radio Spirits
Schedule 4.8                 Material Changes
Schedule 4.9                 Description of Tax Audit



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Schedule 4.10                Restrictions on Business Activities
Schedule 4.11(a)             List of Liens on Assets
Schedule 4.11(b)             List of Equipment
Schedule 4.12(b)             List of Trademarks, Service Marks and
                             Copyrights
Schedule 4.12(d) Rights of Third Parties to use Intellectual Property Rights of Radio Spirits
Schedule 4.12(e)             Exceptions to Title of Intellectual Property
Schedule 4.12(f)             List of Intellectual Property Subject to
                             License
Schedule 4.12(i)             Existing Disputes Concerning Intellectual
                             Property
Schedule 4.12(j)             Infringements of Intellectual Property
Schedule 4.13(a)             Agreements, Contracts and Commitments
Schedule 4.13(c)             Non-Cancelable Contracts
Schedule 4.14                Government Consents, Licenses and Permits
Schedule 4.15                Litigation
Schedule 4.16(b)             Liens on Accounts Receivable
Schedule 4.18(b)             Employee Information
Schedule 4.18(d)             Employee Plan Compliance
Schedule 4.18(g)             Post Employment Obligations
Schedule 4.20                Insurance Policies
Schedule 4.21                Exceptions to Right to Use Corporate Name
Schedule 4.23                List of Liabilities
Schedule 4.27                List of Documents provided by Radio Spirits
Schedule 6.1(j) Exclusions from Pre-Merger Prohibitions on Radio Spirits Compensation Matters
Schedule 6.1(k) Exclusions from Pre-Merger Prohibitions on the Discharge of Radio Spirits Obligations
Schedule 7.9                 Related Party Indebtedness
Schedule 7.10                Collectible Accounts Receivable